                      SECURITIES PURCHASE AGREEMENT (“Agreement”) dated as of  November 30, 2009, between Sino Gas International Holdings, Inc., a Utah corporation (the “Company”), and each person or entity listed as a Purchaser on Schedule I attached to this Agreement (collectively and individually, the “Purchaser”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note.

WITNESSETH:

Whereas, the Company desires to sell and issue to the Purchasers, and the Purchasers wish to purchase from the Company, the 8% Senior Secured Convertible Notes in the aggregate principal amount of up to Ten Million United States dollars (“Dollars”) ($10,000,000), subject to a twenty percent (20%) overallotment in the Company’s sole discretion, substantially in the form attached hereto as Exhibit A (each a “Note” and collectively, the “Notes”) and warrants (the “Warrants”; together with the Notes, the “Securities”) to purchase shares (“Warrant Shares”) of the Company’s common stock par value $.001 (the “Common Stock”) substantially in the form attached hereto as Exhibit B, on the terms and conditions set forth herein (such transactions may be referred to as the “Offering” or the “Transaction”).

Now, Therefore, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Note

Section 1.1   Issuance of Note.  Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Notes.  Each Note shall be convertible into shares of Common Stock (the “Conversion Shares”) on the terms and conditions contained in the Notes.

Section 1.2   Purchase Price.  The purchase price for the Securities to be acquired by the Purchasers shall be equal to 100% of the face amount of the Notes being acquired (the “Purchase Price”).  The parties hereto agree that for U.S. federal income tax purposes, the issue price of the Notes shall be not less than 99.25% of their principal amount.

Section 1.3   The Closing.  Following the Initial Closing, there may be multiple closings (together with the Initial Closing, each, a “Closing”) hereunder on such other date or dates as the Company and the purchasers purchasing Securities on such date may agree (together with the Initial Closing Date, each, a “Closing Date”); provided that the final Closing Date shall be no later than December 30, 2009.  On the Closing Date, the Company shall deliver to the Purchaser the Securities purchased hereunder, registered in the name of such Purchaser or its nominee.  On or prior to the Closing Date, the Purchaser shall deliver the Purchase Price (the “Escrowed Funds”) by certified check made payable to the order of “Signature Bank, as Escrow Agent for Sino Gas International Holdings, Inc.” or by wire transfer of immediately available funds:

           Wire transfers to the Escrow Agent shall be made as follows:

Wire transfers to the Escrow Agent shall be made as follows:

ABA#: 026013576

Account#: 1500984569

Re: Sino Gas International Holdings, Inc. Signature Bank as escrow agent

Attention: Eva Gayer

In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.  The Securities will be fully owned and paid for by the Purchaser as of the Closing Date.  The account with Signature Bank (the “Escrow Agent”) shall be referred to herein as the “Escrow Account” and such agreement setting forth the terms of the escrow arrangement, the “Escrow Agreement”.  Unless the minimum amount of $5,000,000 is sold by December 30, 2009 (the “Termination Date”), or by March 1, 2010 (the “Final Termination Date”) if the Termination Date has been extended by Company and the Placement Agent, the Offering shall terminate and all funds shall be returned by Escrow Agent to the Purchasers as per the terms of the Escrow Agreement.

Section 1.4   Warrant.  In addition to the Note, at the Closing, the Company will execute and deliver to each Purchaser a Warrant to purchase a number of shares of Common Stock equal to forty percent (40%) of the number of Conversion Shares into which the Notes are convertible on the Closing Date.  Such warrants shall have a three (3) year term and an exercise price equal to $0.744 per share (the “Exercise Price”).

Section 1.5   As used herein, “Trading Day” shall mean a day on which there is trading on the OTC Bulletin Board or such other market or exchange on which the Common Stock is then principally traded.

ARTICLE II

Representations and Warranties

Section 2.1   Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof and the Closing Date:

2

(a)  Organization and Qualification; Material Adverse Effect.  The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Utah and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company.  Each Subsidiary has been duly incorporated and is in good standing under the laws of its jurisdiction of incorporation.  The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.  “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under the Transaction Documents (as defined below).  “Subsidiary” or “Subsidiaries” means any Person (defined below) of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting securities.  “Person” means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

(b)  Authorization; Enforcement.  (i)  The Company has all requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes and Warrants in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Notes and Warrants, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws and (v) the Notes and the Warrants, and the Conversion Shares and Warrant Shares issuable upon the conversion and/or exercise thereof, have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

3

(c)  Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, of which as of the date hereof, 26,769,313 shares are issued and outstanding and  150,000 shares are issuable and reserved for issuance pursuant to the Company’s stock option plans and certain outstanding contracts, or securities exercisable or exchangeable for, or convertible into, shares of Common Stock and 100,000,000 shares of Preferred Stock, of which as of the date hereof 5,000,000 shares have been designated as Series B Preferred Stock of which 4,579,839 shares of Series B Preferred Stock are outstanding, 3,000,000 shares have been designated Series B-1 Preferred Stock of which 95,418 shares are outstanding and 20,000,000 shares have been designated Series A Preferred Stock, of which 0 shares are outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable.  As of the date hereof, except as disclosed in Schedule 2.1(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (“Securities Act” or “1933 Act”) (except for Section 6.2 of this Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or exercise of the Notes or Warrants as described in this Agreement.  The Company has furnished to the Purchasers true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.  Schedule 2.1(c) also lists all outstanding debt of the Company with sufficient detail acceptable to Purchaser.

(d)  Issuance and Ownership of Securities.  Upon issuance in accordance with this Agreement and the terms of the Notes, the Warrants and the Warrants issued to Axiom Capital Management, Inc. (“Axiom” or the “Placement Agent”) as placement agent (the “Placement Agent Warrants”), the Conversion Shares and the Warrant Shares and the common shares underlying the Placement Agent Warrants, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.   The Company owns all outstanding shares of the Subsidiaries, free and clear of any liens and other encumbrances except as set forth in Schedule 2.1(d), and there are no outstanding options, warrants or other rights to purchase equity of any Subsidiary other than as set forth on Schedule 2.1(d).

4

(e)  No Conflicts.  Except as disclosed in Schedule 2.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Notes and Warrants, and the Conversion Shares and Warrant Shares underlying any of the foregoing will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board or other principal securities exchange or trading market on which the Common Stock is traded or listed (“Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (i), such conflicts that would not have a Material Adverse Effect.

(f)   SEC Documents.  Since the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  To the Company’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  There are no outstanding comment letters from the SEC relating to any of the SEC Documents.

5

(g)  Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such the effect of which could reasonably be expected to result in a Material Adverse Effect (i) except as set forth in SEC Documents which were filed at least two business days before the date hereof and (ii) except as set forth in Schedule 2.1(g).

(h)  No Integrated Offering.   Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to the Purchaser to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or Subsequent Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(i)   Employee Relations.  Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.

(j)   Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 2.1(j), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

6

(k)  Compliance with Law.  The business of the Company and its Subsidiaries has been and is presently being conducted so as to comply with all applicable material foreign, federal, state and local governmental laws, rules, regulations and ordinances.

(l)   Environmental Laws.  The Company and its Subsidiaries (i) are to the Company’s knowledge in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

(m) Disclosure. No representation or warranty by the Company in this Agreement, nor in any certificate, schedule, document, exhibit or other instrument delivered or to be delivered pursuant to this Agreement or otherwise in connection with the transactions contemplated by the Transaction Documents, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading or necessary to in order fully and fairly to provide the information required to be provided in any such certificate, schedule, document, exhibit or other instrument.  To the knowledge of the Company and its Subsidiaries at the time of the execution of this Agreement, there is no information concerning the Company and its Subsidiaries or their respective businesses which has not heretofore been disclosed to the Purchasers (or disclosed in the Company’s filings made with the SEC under the 1934 Act) that would have a Material Adverse Effect.

(n)  Title.  The Company and its Subsidiaries have good and marketable title to all real property and good and marketable title or valid land use rights granted by relevant authorities in the People’s Republic of China to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2.1(n) or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.  Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(o)  Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as such insurance is available and management of the Company believes to be prudent and customary in the People’s Republic of China and in the businesses in which the Company and its Subsidiaries are engaged.  All such insurance policies are described on Schedule 2.1(o).

7

(p)  Permits.  The Company and each of the Company’s Subsidiaries owns, holds, possesses, or lawfully uses in its business all material approvals, authorizations, certifications, franchises, licenses, permits, and similar authorities (“Permits”) that are necessary for the conduct of their business as currently conducted or the ownership and use of their assets or properties, in compliance with all Laws.  All of such material Permits are listed on Schedule 2.1(p), and true, complete and correct copies of each Permit listed on Schedule 2.1(p) have been provided to the Purchasers.  Neither the Company nor any of the Company’s Subsidiaries is in default under, or has received any notice of any claim of default in respect of, any such Permits.  To the Company’s knowledge, after due inquiry, all such Permits are renewable by their respective terms in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees.

(q)  Foreign Corrupt Practices Act.  To the Company’s knowledge, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

(r)   Tax Status.  The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such returns, reports and declarations are true, correct and accurate in all material respects; except where failure to make or file such returns, reports, or declarations would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, for which adequate reserves have been established, in accordance with generally accepted accounting principles (“GAAP”).

8

(s)  Issuance of Conversion Shares and/or Warrant Shares.  The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Notes and/or exercise of the Warrants, as applicable, in accordance with the terms thereof, such Conversion Shares and/or Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances and the holders of such Conversion Shares and/or Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock.  As of the date of this Agreement, the outstanding shares of Common Stock are currently quoted on the OTC Bulletin Board.

(t) Absence of Undisclosed Liabilities.  The Company and its Subsidiaries have no obligations or liabilities of any nature (matured, fixed or contingent) other than (i) those adequately provided for in the Company’s financial statements referenced in Section 2.1(u) and (ii) those obligations incurred in the ordinary course of business in amounts consistent with prior periods which have not had and will not have a Material Adverse Effect on the Company.

(u)  Financial Statements.  Except as set forth in Schedule 2.1(u), the financial statements of the Company included in the Forms 10-K and the Forms 10-Q of the Company have been prepared from the books and records of the Company, in accordance with GAAP, and fairly present in all material respects the financial condition of the Company, as at their respective dates, and the results of its operations and cash flows for the periods covered thereby.

(v)           Employee Benefit Plans; ERISA.

(i)   Schedule 2.1(v) sets forth a true, correct and complete list of all employee benefit plans, programs, policies and arrangements, whether written or unwritten (the “Company Plans”), that the Company, any Subsidiary or any other corporation or business which is now or at the relevant time was a member of a controlled group of companies or trades or businesses including the Company or any Subsidiary, within the meaning of section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), maintain or have maintained on behalf of current or former members, partners, principals, directors, officers, managers, employees, consultants or other personnel.

(ii)  There has been no prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, with respect to any of the Company Plans; (ii) none of the Company Plans is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; and (iv) each of the Company Plans has been operated and administered in all material respects in accordance with all applicable laws, including ERISA.  There are no actions, suits or claims pending or threatened (other than routine claims for benefits), whether by participants, the Internal Revenue Service, the Department of Labor or otherwise, with respect to any Company Plan and no facts exist under which any such actions, suits or claims are likely to be brought or under which the Company or any Subsidiary could incur any liability with respect to a Company  Plan other than in the ordinary course.  None of the Company Plans is or was a multiemployer plan within the meaning of Section 3(37) of ERISA.

9

(iii)  Neither the Company nor any Subsidiary has announced, proposed or agreed to any change in benefits under any Company Plan or the establishment of any new Company Plan.  There have been no changes in the operation or interpretation of any Company Plan since the most recent annual report, which would have any material effect on the cost of operating, maintaining or providing benefits under such Company Plan.

(iv)  Neither the Company nor any Subsidiary has incurred any liability for the misclassification of employees as leased employees or independent contractors.

(v)  Except as provided for in this Agreement and in the Transaction Documents, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) result in any individual becoming entitled to any increase in the amount of compensation or benefits or any additional payment from the Company or any Subsidiary (including, without limitation, severance, golden parachute or bonus payments or otherwise), or (ii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any individual.

(w)  Restrictions on Business Activities.  There is no judgment, order, decree, writ or injunction binding upon the Company or any Subsidiary or, to the knowledge of the Company or any Subsidiary, threatened that has or could prohibit or impair the conduct of their respective businesses as currently conducted or any business practice of the Company or any Subsidiary, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

(x)  Contracts.  Schedule 2.1(x) sets forth all oral or written contracts, agreements, indentures, notes, bonds, loans, instruments, leases, commitments, or other arrangements or commitments (collectively, “Contracts”) to which the Company or any of its Subsidiaries is a party or by which it is bound with a value in excess of $75,000, in each case, of any of the following types (collectively, the “Material Contracts”):  (i) Contracts with any current or former officer or director of the Company or any of the Company’s Subsidiaries or any other employment, non-competition, severance, consulting, or similar agreement; (ii) Contracts with any labor union or association representing any employee of the Company or any of the Company’s Subsidiaries; (iii) Contracts for the sale of any of the assets of the Company or any of the Company’s Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of their assets; (iv) joint venture agreements; (v) Contracts containing covenants of the Company or any of the Company’s Subsidiaries not to compete in any line of business or with any person in any geographical area; (vi) Contracts relating to the acquisition by the Company or any of the Company’s Subsidiaries of any operating business or the capital stock of any other Person; (vii) Contracts relating to indebtedness; or (viii) Contracts granting any registration or similar right in respect of securities of the Company or any of the Company’s Subsidiaries.  There have been made available to the Purchasers true and complete copies of all of the Material Contracts and there are no other contracts material to the business of the Company or any of its Subsidiaries.  Except as set forth on Schedule 2.1(x), all of the Material Contracts and all other Contracts of the Company and the Company’s Subsidiaries are in full force and effect and are the legal, valid, and binding obligations of the Company and/or the Company’s Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  Except as set forth on Schedule 2.1(x), neither the Company nor any of the Company’s Subsidiaries is in default in any material respect under any Material Contract or any other Contract of the Company and its Subsidiaries, nor, to the Company’s knowledge, after due inquiry, is any other party to any such Contract in default thereunder in any material respect.

10

Section 2.2   Representations and Warranties of the Purchaser.  The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a)  Accredited Investor Status; Sophisticated Purchaser.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.  The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Note, the Warrant, the Conversion Shares and the Warrant Shares.  The Purchaser is not registered as a broker or dealer under Section 15(a) of the 1934 Act, affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the Financial Industry Regulatory Authority, Inc. (FINRA).

(b)  Information.  The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Note, the Warrant, the Conversion Shares and the Warrant Shares which have been requested by the Purchaser.  The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  In determining whether to enter into this Agreement and purchase the Securities, the Purchaser has relied solely on the written information supplied by Company employees in response to any written due diligence information request provided by Purchaser to the Company, and the Purchaser has not received nor relied upon any oral representation or warranty relating to the Company, this Agreement, the Securities, or any of the transactions or relationships contemplated thereby.  The Purchaser understands that its purchase of the Securities and Conversion Shares, and if applicable, the Warrant Shares involves a high degree of risk.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Note and the Warrant and, if applicable the Conversion Shares and the Warrant Shares.

(c)  No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note, the Warrant, the Conversion Shares and Warrant Shares or the fairness or suitability of the investment in the Note, the Warrant, the Conversion Shares and Warrant Shares nor have such authorities passed upon or endorsed the merits thereof.

11

(d)  Legends. The Company shall issue the Note and the Warrants and, if applicable, certificates for the Conversion Shares and the Warrant Shares, to the Purchaser without any legend except as described in Article VI below.  The Purchaser covenants that, in connection with any transfer of Conversion Shares or Warrant Shares by the Purchaser pursuant to the registration statement contemplated by Section 6.2 hereof, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Purchaser.

(e)   Authorization; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

(f)   No Conflicts.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Purchaser.

(g)  Investment Representation.  The Purchaser is purchasing the Securities for its own account for investment and not with a view to distribution or sale in violation of the 1933 Act or any state securities laws or rules and regulations promulgated thereunder.  The Purchaser has been advised and understands that neither the Note, nor the Warrant, nor the Conversion Shares or Warrant Shares issuable upon conversion or exercise thereof have been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act and any applicable “blue sky” laws, or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.  The Purchaser has been advised and understands that the Company, in issuing the Note and the Warrant, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the 1933 Act.

12

(h)  Rule 144.  The Purchaser understands that there is no public trading market for the Notes or Warrants, that none is expected to develop, and that the Notes and Warrant must be held indefinitely unless and until such Notes and Warrants, or if applicable, the Conversion Shares or Warrant Shares received upon conversion or exercise thereof are registered under the 1933 Act or an exemption from registration is available.  The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act, including the limitations on the availability thereof.

(i)   Brokers.  Except with respect to the fees owed to Axiom under the PAA, the Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby.

(j)  Reliance by the Company.  The Purchaser understands that the Note and the Warrant are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Note and the Warrant, and the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof.

ARTICLE III

Covenants

Section 3.1   Registration and Listing; Effective Registration.  Until such time as the Notes are no longer outstanding and the Warrants have expired, the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the 1934 Act, will comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such reporting and filing obligations.  Until such time as the Note and Warrant are no longer outstanding, the Company shall use its best efforts to continue the listing or trading of the Common Stock on the Principal Market or one of the Subsequent Markets and shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Subsequent Market on which the Common Stock is listed.  The Company shall use its commercially reasonable efforts to cause the Conversion Shares and Warrant Shares to be listed on the Principal Market or one of the other Subsequent Markets and shall use its best efforts to continue such listing(s) on one of the Subsequent Markets, for so long as the Note or Warrant are outstanding.

13

Section 3.2   Certificates on Conversion.  Upon any conversion by the Purchaser (or then holder of the Note) of the Note pursuant to the terms thereof, the Company shall issue and deliver to the Purchaser (or holder) within seven (7) Trading Days of the conversion date certificates for the Securities into which the Note is convertible and, if applicable, a new Note or Notes for the aggregate principal amount which the Purchaser (or holder) has not yet elected to convert but which are evidenced in part by the Notes submitted to the Company in connection with such conversion (with the denominations of such new Note(s) designated by the Purchaser or holder).

Section 3.3   Replacement Notes.  The Note held by the Purchaser (or then holder) may be exchanged by the Purchaser (or such holder) at any time and from time to time for Note(s) with different denominations representing an equal aggregate principal amount of Note(s), as requested by the Purchaser (or such holder) upon surrendering the same at the expense of the Purchaser.

Section 3.4   Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Note, the Warrant,  and the Pledge and Guarantee Agreement, as applicable, and any other ancillary documents contemplated by such agreements, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes and Warrants hereunder and the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof.

Section 3.5   Notices.  The Company agrees to provide all holders of Notes with copies of all notices and information, including without limitation, notices and proxy or information statements in connection with any meetings that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders; it being understood that the Company’s obligations under this Section 3.5 shall be limited to sending such notices and information to the address of the Purchaser listed on Schedule I attached hereto or notified to the Company from time to time pursuant to Section 9.7.

Section 3.6   Reservation of Shares; Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note and exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes, exercise of the Warrants and exercise of the Placement Agent Warrant.

Section 3.7   Best Efforts.  The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

14

Section 3.8   Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Notes, the Warrants, and Common Stock, in accordance with Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Notes, the Warrants, the Conversion Shares and Warrant Shares for sale to the Purchaser under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

Section 3.9    Information.  The Company agrees to send to the Purchaser for so long as the Note or Warrant are outstanding copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders; it being understood that the Company’s obligations under this Section 3.9 shall be limited to sending such notices and information to the address of the Purchaser listed on Schedule I attached hereto or notified to the Company from time to time pursuant to Section 9.7.

Section 3.10  Prohibition on Net Short Positions.  From and including the date of this Agreement and for so long as the Purchaser holds any outstanding Notes, each Purchaser agrees that it will neither sell any equity security of the Company short nor direct, instruct or otherwise influence any of its affiliates, principals or advisors to sell any such equity securities short.

Section 3.11  Material Changes.  On or before the Closing Date, the Company shall forthwith notify the Purchasers of any material change affecting any of its representations, warranties, undertakings and indemnity at any time prior to payment being made to the Company on the Closing Date.

Section 3.12  Prohibition on Certain Actions.   The Company shall not, between the date hereof and the Closing Date (both dates inclusive), take any action or decision which (had the Note already been issued) would result in an adjustment of the Conversion Price.

Section 3.13  Senior Status of Notes.   The obligations of the Company under the Notes shall rank senior to all other debt of the Company and its Subsidiaries, whether now or hereinafter existing. Beginning on the date of this Agreement and for so long as any Notes remain outstanding, neither the Company nor any Subsidiary of the Company shall, without the prior written consent of Purchasers holding a majority of the aggregate outstanding Principal Amount of the Notes, which consent shall not unreasonably withheld, incur or otherwise become liable with respect to any indebtedness that would rank senior or pari passu to the Notes in order of payment, other than (i) trade payables incurred in the ordinary course of business, (ii) debt incurred pursuant to the Offering described herein; (iii) the bank debt described on Schedule 3.13 hereof, or (iv) indebtedness incurred by the Company and its Subsidiaries for working capital purposes; provided, that, in no event shall the total debt incurred by the Company pursuant this Section 3.13 (including the Notes) exceed five and one-half (5.5) times the Company’s twelve months trailing EBITDA (earnings before interest, taxes, depreciation and amortization).

15

Section 3.14  Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder substantially as set forth in Schedule 3.15 and not for the satisfaction of any portion of the Company’s debt or to redeem any Common Stock or Common Stock Equivalents.

Section 3.15  Common Stock Issuances. Except for the contemplated issuances of Common Stock set forth in Schedule 2.1(c), the Company shall not, during the period that any Note remains outstanding, issue additional shares of Common Stock or securities exercisable or convertible into Common Stock (“Common Stock Equivalents”).

ARTICLE IV

Other Agreements

Section 4.1   Participation in Future Financings.  For so long as at least $1,000,000 aggregate principal amount of the Notes remains outstanding, the Purchasers shall be notified at least ten (10) days prior to any proposed equity financing (including any proposed issuance of convertible debt securities) by the Company and will be given a ten (10) day option to participate in such proposed financing, on the same terms as the other proposed investors. In addition, the Company shall provide the Purchasers with the opportunity to purchase a minimum of thirty percent (30%) of the securities sold in such proposed financing.

Section 4.2   Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Conversion Shares or Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon delivery of a conversion or exercise notice (the “Irrevocable Transfer Agent Instructions”).  The Company warrants that no instruction relating to the Conversion Shares or Warrant Shares other than the Irrevocable Transfer Agent Instructions referred to in this Article IV will be given by the Company to its transfer agent and that the Conversion Shares and Warrant Shares shall be freely transferable on the books and records of the Company as contemplated by Article VI below when the legend referred to therein may be removed.  Nothing in this Article IV shall affect in any way any Purchaser’s obligations and agreements set forth in Section 2.2(d) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Conversion Shares or Warrant Shares.  The Company shall instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legends except as contemplated by Article VI.

Section 4.3   Funding of Post-Closing Expenditures.  The Company agrees that it will maintain a bank account in the United States to hold at least $330,000 of the proceeds from the Offering, for a period of two years following the Closing Date, solely for the purpose of funding the expenditures set forth on Schedule 4.3.

Section 4.4    Management Lock-Up.  On or prior to the Initial Closing Date, the Company will cause Yuchuan Liu to deliver “lock-up” letters substantially in the form of Exhibit C (the “Management Lock-up Agreements”) pursuant to which such persons will agree not to sell any shares of common stock of the Company until the earlier of (i) the second anniversary of the Initial Closing date, or (ii) one hundred eighty (180) days following the date on which the Company’s listing on a Major Stock Exchange (as defined below) becomes effective.

16

Section 4.5    Board Representation. For so long as any Notes are outstanding, the Purchasers shall have the right to designate one member of the Company’s Board of Directors (the “Noteholder Designee”) and the Company agrees to appoint such Noteholder Designee to its Board of Directors and submit the name of such Noteholder Designee for election in connection with any election of directors of the Company..   The Company agrees that it will not increase the size of its Board of Directors beyond seven members for as long as the Notes are outstanding with the consent of the holders of a majority of the outstanding Notes. In addition, for so long as any Notes are outstanding, Purchasers representing a majority of the outstanding  principal of the Notes shall have the right to appoint one observer to participate (in person or electronically) in each meeting of the Company’s Board of Directors.  The Company covenants and agrees that following the Initial Closing Date it shall use its best efforts to cause a majority of the members of the Board of Directors to be “independent directors” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2) unless compliance with a different definition shall be required by the Major Stock Exchange on the which the Common Stock is then listed.

Section 4.6    Trading Migration and Reverse Stock Split.  The Company covenants and agrees to use its commercially reasonable efforts to complete a reverse split (the “Reverse Split”) of its Common Stock within 360 days of the Initial Closing Date sufficient to meet the minimum share price requirements of a Major Stock Exchange (defined below) and file for a listing of the Common Stock thereon as soon as practicable following the consummation of the Reverse Split.  For purposes of this Section 4.6, “Major Stock Exchange” shall mean the NASDAQ Capital Market, the New York Stock Exchange, or the NYSE Amex Equities.

Section 4.7    Purchase of Notes by Management.   The members of the Company’s management team shall collectively purchase an aggregate principal amount of Notes equal to at least 3% of the total aggregate principal amount of Notes sold hereunder through the final Closing Date (the “Management Notes”).  The Conversion Shares underlying such Management Notes shall not be subject to the restrictions provided for in the Management Lock-up Agreements.

ARTICLE V

Conditions to Closings

Section 5.1    Conditions Precedent to the Obligation of the Company to Sell.  The obligation hereunder of the Company to issue and/or sell the Securities to the Purchaser at the applicable Closing is subject to the satisfaction, at or before the applicable Closing, of each of the applicable conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)  Accuracy of the Purchaser’s Representations and Warranties.  The representations and warranties of the Purchaser will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

17

(b)  Performance by the Purchaser.  The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing, including full payment of the Purchase Price to the Company as provided herein.

(c)   No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Note, or the Warrant.

Section 5.2   Conditions Precedent to the Obligation of the Purchaser to Purchase.  The obligation hereunder of the Purchaser to acquire and pay for the Securities at the applicable Closing is subject to the satisfaction, at or before the applicable Closing, of each of the Company’s agreements contained herein required to be performed on or prior to the Closing Date as well as the applicable conditions set forth below.  These conditions are for the Purchaser’s benefit and may be waived by the Purchaser at any time.

(a)  Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

(b)  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Notes or the Warrant.  The Principal Market shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

(c)  Legal Opinions.  At the Closing, the Purchasers shall have received an opinion of U.S. counsel to the Company substantially in the form attached hereto as Exhibit D-1 and an opinion of counsel to the Company and each Subsidiary issued by a law firm authorized to practice in the People’s Republic of China in the form attached hereto as Exhibit D-2.

(d)  Officer’s Certificates.  The Company shall have delivered to the Purchasers a certificate in form and substance satisfactory to the Purchasers and the Purchasers’ counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

18

(e)  Personal Guaranty. A personal guaranty of the indebtedness evidenced by the Notes shall have been granted by the Company’s Chief Executive Officer pursuant to a Guaranty (the “Guaranty”) in substantially the form attached hereto as Exhibit E.

(f)   Pledge Agreement. A security interest in certain shares of a Subsidiary of the Company (and proceeds thereof) pursuant to a Pledge Agreement (the “Pledge Agreement”) substantially in the form attached hereto as Exhibit F.

(g)  Warrants.  The Company shall have executed and delivered the Warrants to the Purchasers in substantially the form attached hereto as Exhibit B.

(h)  No Material Adverse Change.  There shall not have occurred any event prior to the Closing which, singly or taken together with any other event, could reasonably be expected to have a Material Adverse Effect.

(i)  Investment by Management.   On or prior to the final Closing, the members of the management team shall have collectively purchased an aggregate principal amount of Notes equal to at least 3% of the Notes sold through the final Closing Date up to a maximum of $300,000; provided, that, Management shall have invested at least $100,000 in the Initial Closing.

(j)  Voting Agreement.  The holders of a majority of the outstanding Common Stock on the Initial Closing Date shall have delivered a voting agreement (the “Voting Agreement”) in substantially the form attached hereto as Exhibit F containing their agreement to vote for the Noteholder Designee at any election of directors of the Company.

(k) Minimum Closing and Maximum Offering.  On the Initial Closing Date, Securities with a minimum aggregate Purchase Price of $5,000,000 shall be issued. The Initial Closing Date shall occur no later than December 30, 2009. The maximum aggregate Purchase Price for all Securities issued hereunder shall not exceed $10,000,000 (subject to a twenty percent (20%) overallotment in the Company’s sole discretion).

This Agreement, the Notes, the Warrants, the Guaranty, the Pledge Agreement, the Voting Agreement, and the Management Lock-Up Agreements are sometimes referred to herein collectively as the “Transaction Documents”.

19

ARTICLE VI

Legend and Stock; Registration Rights

Section 6.1   Legends.   Upon payment therefor as provided in this Agreement, the Company will issue the Note in the name each Purchaser or its designees and in such denominations to be specified by such Purchasers prior to (or from time to time subsequent to) Closing.  The Securities and any certificate representing Conversion Shares or Warrant Shares issued upon conversion or exercise thereof, prior to such Conversion Shares or Warrant Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

These Securities Have Not Been Registered For Offer or Sale Under The Securities Act Of 1933, As Amended, Or Any State securities laws.  They May Not Be Sold Or Offered For Sale Except Pursuant To An Effective Registration Statement Under Said Act And Any Applicable State Securities Law Or An Applicable Exemption From Such Registration Requirements.

The Company agrees to reissue the Notes and any Conversion Shares and Warrant Shares without the legend set forth above, at such time as (i) the holder thereof is permitted to dispose of such Notes, Conversion Shares and Warrant Shares issuable upon conversion or exercise of the foregoing pursuant to Rule 144(b)(i) under the 1933 Act, or (ii) such securities are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act, or (iii) such securities have been registered under the 1933 Act.

Prior to the Registration Statement (as defined below) being declared effective, any Warrant Shares issued pursuant to exercise of the Warrant shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from such shares and the Company shall issue new certificates without such legend if (i) the holder has sold or disposed of such shares pursuant to Rule 144(b) under the 1933 Act, or the holder is permitted to dispose of such shares pursuant to Rule 144(b)(i) under the 1933 Act, (ii) such shares are registered for resale under the 1933 Act, or (iii) such shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act.  Upon such Registration Statement becoming effective, the Company agrees to promptly issue new certificates representing such shares without such legend.  Any Warrant Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop transfer orders.  Notwithstanding the removal of such legend, the Purchasers agree to sell the Conversion Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Purchasers by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

20

Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

Section 6.2    Registration Rights.

(a)  “Piggy-Back” Registration.

(i)         If at any time after the date hereof until the first anniversary of the Initial Closing Date, the Company shall file a registration statement on Form S-1 or Form S-3 (or any similar or successor forms promulgated by the Commission) pursuant to an offering of the Company’s Common Stock or Common Stock Equivalents, except for an underwritten public offering in which case the inclusion of Registrable Securities shall be subject to the consent and allocation of the underwriter, the Company shall include the Conversion Shares and the Warrant Shares (the “Registrable Securities”) in such registration statement (the “Registration Statement”); provided that the amount of Registrable Securities shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of Conversion Shares and the Warrant Shares which may be included in a single registration statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the Securities Act; provided, however, that such piggy-back rights shall not apply to the registration statement on Form S-1 (File No. 333-147998) and any amendments thereto.

(ii)      the Company will pay all expenses associated with the registration, including, without limitation, filing and printing fees, and the Company’s counsel and accounting fees and expenses, costs, if any, associated with clearing the Registrable Securities for sale under applicable state securities laws;

(iii)       the Company shall have the right to delay, including, without limitation, by delaying the filing or effectiveness of the Registration Statement, the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the reasonable opinion of the Company in the best interest of the Company and, as applicable, suspend sales of Registrable Securities under an effective registration statement or suspend trading of its securities on any exchange; and

(iv)      the Company will use commercially reasonable efforts to cause the Registration Statement with respect to the Purchasers to remain continuously effective for a period (the “Effectiveness Period”) that will terminate, with respect to the Purchasers, upon the earlier of (x) the date on which all the Registrable Securities covered by the Registration Statement have been sold or (y) the date on which all the Registrable Securities covered by the Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(b), as determined by reputable United States securities counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Purchasers, and will advise the Purchasers when the Effectiveness Period has expired with respect to the Purchasers.

21

(b)            Purchaser Information. Each Purchaser shall (A) furnish to the Company such information regarding itself, the Registrable Securities, other securities of the Company held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect and maintain the effectiveness of the Registration Statement, (B) execute such documents in connection with the Registration Statement as the Company may reasonably request and (C) immediately discontinue disposition of Registrable Securities pursuant to any registration statement upon notice from the Company of (x) the issuance of any stop order or other suspension of effectiveness of the Registration Statement by the Commission, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction by the applicable regulatory authorities or (y) the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (z) the failure of the prospectus included in the Registration Statement, as then in effect, to comply with the requirements of the Securities Act until the Purchaser’s receipt of a supplemented or amended prospectus or receipt of notice that no supplement or amendment is required.

(c)             Indemnification.

(i)        In the event any Registrable Securities are included in the Registration Statement under this Section 6.2, to the extent permitted by law, the Company will indemnify and hold harmless the each of the Purchasers (including their officers, directors, members and partners), any underwriter (as defined in the Securities Act) for the Purchasers and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act (each a “Purchaser Indemnified Person”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law (“Claims”), insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to the Purchaser Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claim; provided, however, that the indemnity agreement contained in this Section 6.2(c)(i) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Purchaser Indemnified Person for any such Claim to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser Indemnified Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Purchaser Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers.

22

(ii)       In the event any Registrable Securities are included in the Registration Statement under this Section 6.2, to the extent permitted by law, each Purchaser shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.2(c)(i), the Company, each of its directors, each of its officers who signs the registration statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, a “Company Indemnified Person”), against any Claim, insofar as such Claims arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in strict conformity with written information furnished to the Company by such Purchaser expressly for use in the Registration Statement; and, subject to Section 6.2(c)(iii), such Purchaser will reimburse any legal or other expenses reasonably incurred by any Company Indemnified Person in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2(c)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the indemnifying Purchaser, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers.

                       (iii)      Promptly after receipt by a Purchaser Indemnified Person or Company Indemnified Person (each, an “Indemnified Person”) under this Section 6.2 of notice of a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6.2, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall, by giving at written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Claim, have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Purchaser Indemnified Person or Company Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In the case of any Company Indemnified Person, legal counsel referred to in the proviso of the immediately preceding sentence shall be selected by the holders holding at least a majority in interest of the Registrable Securities included in the registration statement to which the Claim relates. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person that relates to such action or Claim. The indemnifying party shall keep the Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a full and general release from all liability in respect to such Claim or litigation, and such settlement (a) shall provide for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) shall not include any finding or admission as to fault on the part of the Indemnified Person and (c) shall have no effect on any other claims that may be made against the Indemnified Party.

23

Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6.2, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

ARTICLE VII

Termination

Section 7.1   Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser.

ARTICLE VIII

Indemnification

Section 8.1    Company Indemnification.  In consideration of the Purchasers’ execution and delivery of the this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchasers and all of their respective partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Purchaser Indemnified Liabilities”), incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby.  Notwithstanding the foregoing, Purchaser Indemnified Liabilities shall not include any liability of any Purchaser Indemnitee arising out of such Purchaser Indemnitee’s gross negligence or willful misconduct.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law.

24

Section 8.2    Purchaser Indemnification.  In consideration of the Company’s execution and delivery of this Agreement and issuing the Securities hereunder and in addition to all of the Purchaser’s other obligations under the Transaction Documents, the Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its partners, officers, directors, employees, members and direct and indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney’s fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee relating to violations of the 1933 Act, as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Purchaser contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby.  Notwithstanding the foregoing, Company Indemnified Liabilities shall not include any liability of any Company Indemnitee arising out of such Company Indemnitee’s gross negligence or willful misconduct and the Purchaser shall only be required to make indemnification to the extent of the aggregate dollar amount of the Notes purchased by it. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

ARTICLE IX

Governing Law; Miscellaneous

Section 9.1    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions.  Any legal action or proceeding arising out of or relating to this Agreement and/or the Transaction Documents may be instituted in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding.  Subscriber hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and/or the Transaction Documents and brought in any such court, any claim that Subscriber is not subject personally to the jurisdiction of the above named courts, that Subscriber’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

25

Section 9.2    Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.  Execution and delivery of this Agreement by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

Section 9.3    Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 9.4    Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 9.5   Costs and Expenses.  All reasonable out-of-pocket costs and expenses incurred by Axiom and the Purchasers with respect to this Agreement and the Offering shall be paid by the Company at the Closing including, without limitation, legal fees and expenses of up to $60,000.  The Company shall also be responsible for the payment of Axiom’s and the Purchasers’ reasonable post-Closing expenses incurred in connection with the transactions contemplated by this Agreement.  Such post-Closing expenses shall be paid promptly after Axiom issues a request in writing but in no event later than two (2) business days following such request.

Section 9.6    Entire Agreement; Amendments; Waivers.

(a)   This Agreement supersedes all other prior oral or written agreements between the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

26

(b)  The Purchasers may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchasers may specify in such notice) any of Purchasers’ rights under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Purchasers in accordance with its terms; provided, however, that the voluntary waiver contemplated by this sentence may not reduce the Purchasers’ obligations to the Company under the Transaction Documents.

Section 9.7   Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Sino Gas International Holdings, Inc.
No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing, P.R. China
Fax: (86-10) 8260-0042
Attention:  Yuchuan Liu, Chairman and CEO

With a copy to:

Jiannan Zhang
Cadwalader, Wickersham & Taft LLP
2301 China Central Place Tower 2
No. 79 Jianguo Road, Beijing 100025, China
Fax: (86-10) 6599-7300

If to the Purchasers, to the addresses listed on Schedule I hereto:

With a copy to:

Axiom Capital Management, Inc.
780 Third Avenue, 43rd floor
New York, NY 10017-2024
Fax: (212) 521-3888
Attention: Mark D. Martino, President

With a copy to:

Wollmuth Maher & Deutsch LLP
500 Fifth Avenue
New York, NY 10110
Fax: (212) 382-0050
Attention: Gerald Coviello, Esq.

27

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an internationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 9.8    Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below).  The Purchaser may assign some or all of its rights hereunder to any assignee of the Note, the Warrants, the Conversion Shares, or Warrant Shares (in each case, a “Permitted Assignee”); provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

Section 9.9    No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 9.10  Survival. The representations, warranties, rights to indemnification and agreements of the Company and the Purchaser contained in the Agreement shall survive the delivery of the Notes.

Section 9.11 Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.12  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 9.13  Remedies.  The Purchasers and each Permitted Assignee shall have all rights and remedies set forth in this Agreement, the Pledge Agreement and the Notes and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any person having any rights under any provision of any such Transaction Document shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision thereof and to exercise all other rights granted by law.  The Purchasers and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

28

Section 9.14  Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser hereunder or under the Note or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 9.15  Days.  Unless the context refers to “business days” or “Trading Days”, all references herein to “days” shall mean calendar days.

Section 9.16  Placement Agent.  Other than the engagement of Axiom by the Company, the Purchaser and the Company each acknowledges and warrants that it has not engaged any placement agent in connection with the sale of the Securities, and the Company and Purchasers shall indemnify and hold the other harmless against any liability, loss, or expense (including without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising from any breach of said warranty.

[SIGNATURE PAGE FOLLOWS]

29

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

PURCHASER

By:
Name:
Title:

30

Schedule I

Schedule of Purchasers

Investor/Name (issued)	Address	Amount
Chestnut Ridge Partners LP	10 Forest Avenue, Paramus, NJ 07652	$200,000
Crescent International Ltd.	84 Avenue Louis Casar, CH 1216 Cointrin, Geneva Switzerland CH-1216	$300,000
Francis Nyon Seng Leong	262 Millview Bay SW, Calgary Alberta Canada T2Y 3X9	$77,500
Tao Xu	Room 2008, Tower A, Caizhi International Building, No. 18 Zhongguancun Dong Street, Haidian District, Beijing, China 100083	$49,564
Yugang Zhang	Room 2008, Tower A, Caizhi International Building, No. 18 Zhongguancun Dong Street, Haidian District, Beijing, China 100083	$49,975
Yuchuan Liu	Room 2008, Tower A, Caizhi International Building, No. 18 Zhongguancun Dong Street, Haidian District, Beijing, China 100083	$49,985
Zhicheng Zhou	Room 2008, Tower A, Caizhi International Building, No. 18 Zhongguancun Dong Street, Haidian District, Beijing, China 100083	$49,985
Kinka Tai	44 Locust Lane, Princeton, NJ 08540	$20,000
Lumen Capital LP	265 West Trail, Stamford, CT 06903	$200,000
Investwide Capital LLC	620 Vale Drive, Morganville, NJ 07751	$750,000
Jayhawk Private Equity Co-Invest Fund, LP	930 Tahoe Blvd., 802-281, Incline Village, NV 89451	$59,233
Jayhawk Private Equity Fund, LP	930 Tahoe Blvd., 802-281, Incline Village, NV 89451	$940,767
Silver Rock II, Ltd	c/o Sable Trust, 4th floor, Rodus Bldg., Roadtown, Tortola, BVI	$402,973
Gibralt Capital Corporation	2600-1075 West Georgia Street, Vancouver BC Canada V6E 3C9	$500,000
Excalibur Special Opportunities LP	150 Bloor Street West, Suite 14, Toronto Ontario M5S 2X9	$500,000
Palm Ridge Trust	1953 N Howe Street, Chicago, IL 60614	$100,000
RMH 2007 Irrevocable Trust	1953 N Howe Street, Chicago, IL 60614	$100,000
Straus - GEPT Partners LP	320 Park Avenue, 10th floor, New York, NY 10022	$200,000
Straus Partners LP	320 Park Avenue, 10th floor, New York, NY 10022	$300,000
JW Partners LP	900 Third Ave., New York, NY 10022	$50,000
GSB Holdings, Inc.	P.O. Box 1090, Loxahatchee, FL 33470	$450,000

31

Schedule 2.1(c)

Capitalization

Preferred stock:

Series B Convertible Preferred Stock
Total	4,579,839

Series B-1 Convertible Preferred Stock
Total	95,418

Warrants:

Series C Warrants @ $3.375	3,083,589
Series F Warrants @ $4.84	271,074
Series R Warrants @ $4.84	271,074
Series A Warrants @ $3.84	241,708
Series G Warrants @ $3.84	109,489
Total	3,976,934
IR Outstanding Option @ $3.00	100,000
Total outstanding warrants	4,076,934

The Company is in the process of registering with the SEC, pursuant to certain agreements, the following Common Stock:

8,340,762 shares of Common Stock
271,074 shares of Common Stock issuable upon exercise of certain placement agent warrants.

Lock up agreements:

Lock up agreement dated Sept 7, 2006
Section 3.20 “lock up” of stock purchase agreement dated Oct 20, 2006
Section 4.14 “lock up” of stock purchase agreement dated Sept 13, 2007

First right of refusal

For the transaction entered into on October 20, 2006 and September 7, 2006, the right of first refusal provision is as follows:

For a period of two (2) years following the effective date of the registration statement providing for the resale of the shares issuable upon conversion of the Series B Stock and shares issuable upon exercise of the warrants, the Company is to provide the Series B Purchasers a right of refusal as to any proposed offer or sale to any third party by the Company, of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock, with certain exceptions.

32

Outstanding debt:

Name of Bank	Due Date	Interest Rate	9/30/2009
Bank of Dalian	12/18/2009	6.69%	$2,193,752
Total			$2,193,752

Contemplated issuances of Common Stock:

The Company may issue Common Stock or Common Stock Equivalents in connection with executive and director compensation, as well as compensation for investor relations, public relations, consulting and other advisory services, which issuance may be pursuant to the adoption of a stock plan for the issuance of stock awards and stock options with registration of the shares of Common Stock underlying such plan on a registration statement on Form S-8, provided that as long as the Notes are outstanding, such issuances of Common Stock and Common Stock Equivalents shall not exceed an aggregate of 2 million shares of Common Stock (whether or not under a stock plan ) as executive compensation and as compensation for investor relations, public relations, consulting and other advisory services during any twelve-month period.

Additionally, as long as the Notes are outstanding, for equity financing purposes, the Company may issue Common Stock or Common Stock Equivalents for equity financing purposes with the maximum value of 4.0X the EBITDA of the trailing twelve months. This upper limit shall be calculated on post-transaction basis. If the equity financing is related to the Company’s merger and acquisition transactions, the EBITDA value shall be inclusive of the target company’s EBITDA.

33

Schedule 2.1(d)

Issuance and Ownership of Securities

Encumbrances on the shares of the Subsidiaries that the Company owns:

100% of the shares of Beijing ChenGuang, a subsidiary of the Company, was pledged as collateral for the short term loan from the Bank of Dalian described in Schedule 2.1(c)

34

Schedule 2.1(e)

No Conflicts

None.

35

Schedule 2.1(g)

Absence of Litigation

None.

36

Schedule 2.1(j)

Intellectual Property Rights

None.

37

Schedule 2.1(n)

Title

None.

38

Section 2.1(o)

Insurance

Motor Vehicle insurance,
Cargo insurance
Property insurance
Liability insurance
Key personnel insurance

39

Schedule 2.1(p)

Permits

This Schedule should list all material Permits held by the Company or its Subsidiaries that are necessary for the conduct of their business as currently conducted or the ownership and use of their assets or properties.

Name of Subsidiary	Operation Licence	Permit of Operation of Natural Gas
Beijing Zhongran	Yes	Yes
Langfang	Yes	N/A
Peixian	Yes	Yes
Shihong	Yes	Yes
Wuhe	Yes	Yes
Sixian	Yes	Yes
Guannan	Yes	Yes
Hebei Jiushun	Yes	N/A
Changli	Yes	Yes
Yutian	Yes	Yes
Yuxian	Yes	Yes
Xiahuayuan	Yes	Yes
Wuqiao	Yes	Yes
Jinzhou	Yes	Yes
Shenzhou	Yes	Yes
Ningjin	Yes	Yes
Linzhang	Yes	Yes
Hengshui	Yes	Yes
Longrao	Yes	Yes
Xingtang	Yes	Yes
Gucheng	Yes	Yes
Nangong	Yes	Yes
Xinhe	Yes	Yes
Beijing Chengguang	Yes	Yes
Baishan	Yes	Yes

40

Schedule 2.1(u)

Financial Statements

None.

41

Schedule 2.1(v)

Employee Benefit Plans; ERISA

Benefits required by local PRC labor laws and regulations, such as medical insurance, retirement funds, and housing fund.

Employee stock option incentive plan (to be instituted in December).

42

Schedule 2.1(x)

Contracts

Employee Agreements:
CEO & Chairman (with Beijing Zhongran, subsidiary of Sino Gas), COO (with Beijing Zhongran, subsidiary of Sino Gas)and CFO (with Sino Gas)

Joint venture agreements:
JV agreement with Qujing Gas Co., Ltd.

Contracts relating to indebtedness:
Loan Agreement between the Company and the Bank of Dalian

Material Contracts or Contracts that are not in full force and effect and that are not the legal, valid, and binding obligations of the Company and/or the Company’s Subsidiaries:

None

Material Contracts or Contracts that the Company or the Company’s Subsidiaries is in default under, or has knowledge that the other party to the agreement is in default under:

None

43

Schedule 3.13

Bank Debt

Name of Bank	Due Date	Interest Rate	9/30/2009
Bank of Dalian	12/18/2009	6.69%	$2,193,752
Total			$2,193,752

44

Schedule 3.15

Use of Proceeds

Assuming the Company receives $8 million or more at the Closing:

(1)	$5 million or more for working capital and SG&A expenses for existing projects.

(2)	$2 million for developing the coal-bed methane project and industrial projects.

(3)	$1 million for developing the Qujing project and other projects.

Schedule 4.3

Funding of Post-Closing Expenditures

(1)	$300,000 for U.S. legal and auditing fees

(2)	$30,000 for investor relations and public relations fees

45

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS  CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

No. 2009-	$

SINO GAS INTERNATIONAL HOLDINGS, INC.

8% Senior Secured Convertible Note

Due November 30, 2012

This 8% Senior Secured Convertible Note (the “Note”) is issued by SINO GAS INTERNATIONAL HOLDINGS, INC., a Utah corporation (the “Obligor”), to ____________ (the “Holder”), pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”) of even date herewith and is part of a series of notes (the “Notes”) that may be issued from time to time by the Obligor in an aggregate principal amount not to exceed ten million dollars ($10,000,000), subject to a twenty percent (20%) over-allotment in the Company’s sole discretion, as provided in the Purchase Agreement.  Capitalized terms not otherwise defined shall have the meaning set forth in the Purchase Agreement.

FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of _________ Dollars ($________ ) together with accrued but unpaid interest and premium thereon in one installment on or before November 30, 2012 (the “Maturity Date”) in accordance with the following terms:

Interest.  Subject to Section 2 below, interest shall accrue on the outstanding principal balance hereof from the date of this Note at an annual rate equal to eight percent (8%) and shall be payable quarterly in cash on the first day of January, April, July and October of each year and on the Maturity Date, commencing January 1, 2010 (each an “Interest Payment Date”); provided that if such Interest Payment Date is not a business day in either New York City or Beijing then such interest payment may be made on the succeeding day that is a business day in both New York City and Beijing.  Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder will be paid to the Holder or its assignee in whose name this Note is registered on the records of the Obligor regarding registration and transfers of Notes. Notwithstanding anything to the contrary contained herein, this Note shall bear interest (“Default Interest”) at a rate equal to the lower of eighteen percent (18%) or the highest rate permitted by law (the “Default Rate”) upon the occurrence of an Event of Default retroactive to the Issuance Date of this Note on the unpaid Principal Amount of this Note outstanding from time to time through the date on which such Event of Default ceases to exist.

Pledge Agreement and Guaranty.  This Note is secured by the pledge of 100% of the shares of Gas Investment China Co., Ltd., an International Business Company incorporated in the British Virgin Islands and a wholly owned subsidiary of the Obligor, for the benefit of the holders of this Note and the other Notes pursuant to a pledge agreement of even date herewith (the “Pledge Agreement”) and a Guaranty of even date herewith (the “Guaranty”) from Mr. Yuchuan Liu (the “Founder”).

This Note is subject to the following additional provisions:

Section 1.                       Events of Default.

(a)           An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)             Any default in the payment of the principal of, interest on or other charges in respect of this Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

(ii)            The Obligor shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note (except as may be covered by Section 1(a)(i) hereof) or any Transaction Document (as defined in Section 5) which is not cured within twenty (20) business days of receipt of written notice of such default from the Holder;

(iii)           The Obligor or any Subsidiary shall commence, or there shall be commenced against the Obligor or any Subsidiary under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Obligor or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Obligor or any material subsidiary of the Obligor or there is commenced against the Obligor or any Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor or any Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor or any Subsidiary suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Obligor or any Subsidiary makes a general assignment for the benefit of creditors; or the Obligor or any Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor or any Subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor or any Subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor or any Subsidiary for the purpose of effecting any of the foregoing;

(iv)           The Obligor or any Subsidiary shall default in any of its obligations related to payment of any principal or interest under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Obligor or any Subsidiary is in an amount exceeding $1,000,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(v)            Any representation or warranty made by the Obligor under any of the Transaction Documents was, when made, untrue or misleading, the result of which is reasonably likely to have a Material Adverse Effect; or

(vi)           The Obligor shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of this Note in accordance with the terms hereof.

(b)           If at any time while this Note is outstanding any Event of Default has occurred, the full principal amount of this Note, together with accrued and unpaid interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Obligor. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Note and all then accrued and unpaid interest at any time after an Event of Default at the Conversion Price (as defined in Section 3(c)(i) ) then in-effect.  The Holder need not provide and the Obligor hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  Upon an Event of Default, notwithstanding any other provision of this Note or any Transaction Document, the Holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion of this Note or the sale of the Underlying Shares.

Section 2.        Redemption Rights.

           (a)           Early Redemption at Option of Holders.  The Holder shall have the right to require the Obligor to repurchase this Note in whole or in part at the Early Redemption Amount upon the occurrence of any Change of Control Transaction or if the Common Stock shall cease to be quoted for trading or listing for trading on either the OTC Bulletin Board, or if then listed on the NASDAQ Capital Market, the New York Stock Exchange or NYSE Amex Equities (each, a “Subsequent Market”) shall cease to be quoted for trading or listing on such Subsequent Market and shall not again be quoted or listed for trading on the OTC Bulletin Board or, if then listed on a Subsequent Market, such Subsequent Market within thirty (30) Trading Days of such delisting.  At any time following the occurrence of an event described in the preceding sentence, the Holder may elect to exercise such Holder’s repurchase right by sending the Obligor a notice briefly describing the event that has given rise to such Holder’s repurchase right and specifying the portion of this Note with respect to which such Holder wishes to exercise such Holder’s repurchase right and a date not less than 30 days nor more than 60 days from the date of the notice on which the Note is to be repurchased.   “Early Redemption Amount” shall mean an amount equal to 100% of the aggregate principal amount of this Note plus a premium such that the total cash yield to maturity of this Note (calculated to the date of repurchase by the Obligor) shall be 15% per annum; provided that such yield to maturity shall be 18% per annum if an Event of Default has occurred on or prior to the date of repurchase.

(b)           Early Redemption at the Option of the Company.  The Obligor shall have the right to redeem either 50% or 100% of the outstanding principal amount of this Note on November __, 2010 (the “Early Redemption Date”) at the Early Redemption Amount by sending the Holder a notice specifying the aggregate principal amount to be redeemed not less than 10 days nor more than 30 days prior to the Early Redemption Date.  The Holder shall have the right to convert any portion of this Note called for redemption up until the Early Redemption Date by following the procedures specified in Section 3(a).  If the Common Stock is not quoted for trading or listing on a Subsequent Market at the time the Obligor sends the notice specified in this Section 2(b) to the Holder, then, in addition to the Early Redemption Amount, the Holder shall also receive additional warrants with the same expiration date, adjusted exercise price and other terms as the Warrants issued pursuant to the Purchase Agreement entitling the Holder to purchase shares of Common Stock equal to 15% of the number of shares into which the portion of this Note which is called for redemption would be convertible on the Early Redemption Date, regardless of whether any portion of  this Note is in fact converted into shares of Common Stock on or prior to such Early Redemption Date.

Section 3.       Conversion.

(a)            Conversion at Option of Holder.

(i)            This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock at the option of the Holder, in whole or in part, at any time. On or prior to the Maturity Date, the number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding principal amount of this Note as of the Conversion Date by (y) the Conversion Price. After the Maturity Date, the number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the then outstanding principal amount of this Note together with all accrued and unpaid interest thereon as of the Conversion Date by (y) the Conversion Price.

(ii)           The Holder shall effect conversion by delivering to the Obligor a completed notice in the form attached hereto as Exhibit A (a “Conversion Notice”).  The date on which a Conversion Notice is delivered is a “Conversion Date.” The Holder is required to physically surrender this Note to the Obligor in order to effect the conversion hereof. In case of less than full conversion, the Obligor shall, upon each such conversion, execute and deliver to the Holder a new certificate representing the unconverted portion of this Note.

(b)            Conversion Price and Adjustments to Conversion Price.

(i)            The conversion price in effect on any Conversion Date shall be $0.62 (the “Conversion Price”). The Conversion Price may be adjusted pursuant to the other terms of this Note and shall automatically reset effective as of January 1, 2010 to a new Conversion Price that is 80% of the Conversion Price then in effect if the Obligor does not meet the Fiscal Year 2009 Performance Threshold.  “Fiscal Year 2009 Performance Threshold” shall mean, for the fiscal year ending December 31, 2009, the achievement by the Obligor of Net Income of at least $3.5 million.  In addition, the Conversion Price shall automatically reset effective as of January 1, 2011 to a new Conversion Price that is 80% of the Conversion Price then in effect if the Obligor does not meet the Fiscal Year 2010 Performance Threshold.  “Fiscal Year 2010 Performance Threshold” shall mean, for the fiscal year ending December 31, 2010, the achievement by the Obligor of Net Income of at least $5.25 million.  “Net Income” shall mean the sum of (A) the audited net income as reported in the Obligor’s annual report on Form 10-K for such fiscal year plus (B) any non-cash charges incurred by the Obligor in such fiscal year as a result of the transactions contemplated by the Transaction Documents plus (C) cash commissions and legal charges incurred by the Obligor in such fiscal year as a result of the transactions contemplated by the Transaction Documents.

(ii)           If the Obligor, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Obligor, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii)           If the Obligor, at any time while this Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price (the “New Securities Issuance Price”), then the Conversion Price shall be reduced effective concurrently with such issuance to the New Securities Issuance Price.

(iv)           If the Obligor or any subsidiary thereof, as applicable, at any time while this Note is outstanding, shall issue shares of Common Stock or Common Stock Equivalents, other than Excluded Issuances, entitling any Person to acquire shares of Common Stock, at a New Securities Issuance Price less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then the Conversion Price shall be reduced effective concurrently with such issuance to the New Securities Issuance Price. The Obligor shall notify the Holder in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalents subject to this subsection, indicating therein the applicable issuance price, or if applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Obligor's stock option or stock purchase plans. “Excluded Issuances” means (i) Common Stock issued in connection with the conversion or exercise of any  Common Stock Equivalents outstanding on the date of the Purchase Agreement and (ii) issuances of Common Stock and Common Stock Equivalents described in Schedule 2.1(c)(8) to the Purchase Agreement.

(v)           If the Obligor, at any time while this Note is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (other than Common Stock or Common Stock Equivalents), then in each such case the Conversion Price at which this Note shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Bid Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Bid Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi)          In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to, at its option,  (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Note into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of this Note shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Obligor into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Note could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Obligor to prepay the outstanding principal amount of this Note, plus all interest and other amounts due and payable thereon. The entire prepayment price shall be paid in cash.  This provision shall similarly apply to successive reclassifications or share exchanges.

(vii)         All calculations under this Section 3 shall be rounded up to the nearest $0.001 or whole share.

(viii)        Whenever the Conversion Price is adjusted pursuant to Section 3 hereof, the Obligor shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ix)           If (A) the Obligor shall declare a dividend (or any other distribution) on the Common Stock; (B) the Obligor shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Obligor shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Obligor shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Obligor is a party, any sale or transfer of all or substantially all of the assets of the Obligor, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Obligor shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Obligor; then, in each case, the Obligor shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear on the records of the Obligor, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

(x)           In case of any (1) merger or consolidation of the Obligor or any subsidiary of the Obligor with or into another Person, or (2) sale by the Obligor or any subsidiary of the Obligor of more than one-half of the assets of the Obligor in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2, (B) convert the then outstanding principal amount of this Note into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible note with a principal amount equal to the principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued convertible note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued. In the case of clause (C), the conversion price applicable for the newly issued convertible notes shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(d)            Other Provisions.

(i)           The Obligor covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 3(c)) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Obligor covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

(ii)           Upon a conversion hereunder the Obligor shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Bid Price at such time. If the Obligor elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(iii)           The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Obligor shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Note so converted and the Obligor shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Obligor the amount of such tax or shall have established to the satisfaction of the Obligor that such tax has been paid.

(iv)          Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 1 herein for the Obligor’s failure to deliver certificates representing shares of Common Stock upon conversion and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

Section 4.                Transfer. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended, and other applicable state and foreign securities laws and the terms of the Purchase Agreement.  In the event of any proposed transfer of this Note, the Obligor may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Purchase Agreement.  Prior to due presentment for transfer of this Note, the Obligor and any agent of the Obligor may treat the person in whose name this Note is duly registered on the records of the Obligor as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Obligor nor any such agent shall be affected by notice to the contrary.

Section 5.                 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail; or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Sino Gas International Holdings, Inc.
No. 18 Zhong Guan Cun Dong St.
Haidian District
Beijing, PRC 100082
Attention: Yuchuan Liu
Telephone:
Facsimile:
Email:

With a copy to:

Attention:
Telephone:
Facsimile
Email:

If to the Holder:	At the address specified on Schedule 1 to the Purchase Agreement or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 6.                     Definitions.   For the purposes hereof, the following terms shall have the following meanings:

“Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Obligor, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Obligor (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Obligor which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Obligor or any subsidiary of the Obligor in one or a series of related transactions with or into another entity (other than an entity controlled by the Obligor), or (d) the execution by the Obligor of an agreement to which the Obligor is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

“Closing Bid Price” means the price per share in the last reported trade of the Common Stock on the OTC Bulletin Board or on the Subsequent Market  which the Common Stock is then listed as quoted by Bloomberg, LP.

“Common Stock” means the common stock, par value $0.001, of the Obligor and stock of any other class into which such shares may hereafter be changed or reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that are at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Conversion Date” shall mean the date upon which the Obligor notifies the Holder of the mandatory conversion of this Note into shares of the Company’s Common Stock, or upon which the Holder gives the Obligor notice of their intention to effectuate a conversion of this Note into shares of the Company’s Common Stock, both as outlined herein; provided that no Event of Default has occurred.

 “Transaction Documents” means the Purchase Agreement or any other agreement delivered in connection with the Purchase Agreement, including, without limitation, this Note, the Warrant, the Guarantee and the Pledge Agreement.

Section 7.            Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Obligor, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Obligor. This Note and the other notes issued pursuant to the Transaction Documents shall rank senior to all indebtedness of the Company, second only to bank loans and working capital facilities. As long as this Note is outstanding, the Obligor shall not and shall cause the Subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.

Section 8.            This Note shall not entitle the Holder to any of the rights of a stockholder of the Obligor, including without limitation, the right to vote, to receive dividends and other distributions, or, subject to the provisions of the Purchase Agreement, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Obligor, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 9.            If this Note is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

Section 10.           Without the Holder’s consent, the Obligor will not and will not permit any of the Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind except as provided in Section 3.13 of the Purchase Agreement.

Section 11.           This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof.  Each of the parties consents to the jurisdiction of the Superior Courts of the State of New York and the U.S. District Court for the District of New York sitting in New York County in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 12.           If the Obligor fails to strictly comply with the terms of this Note, then the Obligor shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

Section 13.           Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

Section 14.           If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture.

Section 15.            Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 16.           THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Obligor has caused this 8% Senior Secured Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:
Name: Yuchuan Liu
Title: Chief Executive Officer

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $___________ of the principal amount and $_______ of accrued and unpaid interest of the above Note into Shares of Common Stock of Sino Gas International Holdings, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	$
Amount unconverted:	$
Conversion Price per share:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number:

[Remainder of page intentionally left blank.]

EXHIBIT B

SINO GAS INTERNATIONAL HOLDINGS, INC.

WARRANT

 NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Warrant No. X-2009-	Dated: November 30 , 2009

Sino Gas International Holdings, Inc., a Utah corporation (the “Company”), hereby certifies that, for value received, ____________ or its registered assigns (including permitted transferees, the “Holder”), is entitled to purchase from the Company up to a total of __________   shares (as adjusted from time to time as provided in Section 10, the “Warrant Shares” ) of Common Stock (as defined below), at an exercise price equal to $0.744 per share (as adjusted from time to time as provided in Section 10, the “Exercise Price”), at any time and from time to time after November 30, 2009 (the “Initial Exercise Date”) until November 30 , 2012 (the “Expiration Date”).

This Warrant is issued pursuant to the Purchase Agreement (as defined in Section 1) and is subject to such additional terms and conditions hereinafter. Capitalized terms not otherwise defined shall have the meanings set forth in the Purchase Agreement.

1.            Definitions. The following capitalized terms shall have the meanings set forth in this Section 1:

  “Common Stock” means the common stock of the Company, $0.001 par value per share, as constituted on the date hereof.

  “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that are at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

  “Market Price” shall mean (i) if the principal trading market for such securities is an exchange, the average of the last reported sale prices per share for the last ten previous Trading Days in which a sale was reported, as officially reported on the consolidated tape of any Subsequent Market, (ii) if clause (i) is not applicable, the average of the closing bid price per share for the last ten previous Trading Days as reported by the OTC Bulletin Board or (iii) if clauses (i) and (ii) are not applicable, the average of the closing bid price per share for the last ten previous Trading Days as set forth in the Pink Sheets listing for such securities. Notwithstanding the foregoing, if there is no reported sales price or closing bid price, as the case may be, on any of the ten Trading Days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

  “Notes” means the Company’s 8% Senior Secured Convertible Notes due November 30, 2012, issued pursuant to the Purchase Agreement.

  “Other Securities” refers to any capital stock (other than Common Stock) and other securities of the Company or any other Person which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 8 hereof or otherwise.

  “Purchase Agreement” means that certain Securities Purchase Agreement of even date herewith among, inter alia, the Company and the initial Holder.

  “Subsequent Market” means any one of the following: the NASDAQ Capital Market, the New York Stock Exchange or NYSE Amex Equities.

              “Warrant Shares” shall initially mean shares of Common Stock and in addition may include Other Securities and Distributed Property (as defined in Section 10(c)) issued or issuable from time to time upon exercise of this Warrant.

2.           Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.           Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Appendix A duly completed and signed, to the Company at its address specified herein. Upon any such registration and transfer, a new warrant in substantially the form of the Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.           Investment Representation.  The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws.  If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof.

5.           Exercise and Duration of Warrant.

(a)           A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto as Appendix B (the “Exercise Notice”), appropriately completed, duly signed and delivered in compliance with Section 13, and (ii) if applicable, payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (as set forth in Section 5(b) below), and the date such items are received by the Company is an “Exercise Date.”  Execution and delivery of an Exercise Notice in respect of less than all of the shares issuable upon exercise of this Warrant shall result in the cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. At 5:00 P.M. New York City time on the Expiration Date, any unexercised portion of this Warrant shall be and become void and of no value.

(b)           The Holder shall pay the Exercise Price in cash, by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company’s instructions.

(c)           If at any time (i) this Warrant is exercised after eighteen (18) months from the date of issuance of this Warrant but before the Expiration Date and (ii) on the Trading Day immediately preceding the Holder's delivery of an Exercise Notice in respect of such exercise, a Registration Statement (as defined in the Purchase Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder of this Warrant also may exercise this Warrant as to any or all of such Unavailable Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise a reduced number of shares of Common Stock (the “Net Number”) determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised in a Cashless Exercise.

B= the Market Price on the Trading Day immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

There cannot be a Cashless Exercise unless “B” exceeds “C”.

6.           Delivery of Warrant Shares.

(a)           Upon each exercise of this Warrant, the Company shall promptly issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise (the “Certificate”). The Holder, or any Person so designated by the Holder to receive the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

(b)           This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

7.           Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue, delivery or registration of any certificates for Warrant Shares or New Warrant in a name other than that of the Holder and that the Holder will be required to pay any tax with respect to cash received in lieu of fractional shares. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.           Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant at the expense of the Holder, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

9.           Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 10 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted, as the case may be.

10.         Certain Adjustments. The Exercise Price and/or number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a)            Stock Dividends. If the Company, at any time while this Warrant is outstanding, pays a dividend on its Common Stock payable in additional shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day after the record date for the determination of stockholders entitle to receive such dividend or distribution and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 10(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

(b)            Stock Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares, or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this Section 10(b) shall become effective immediately after the effective date of such subdivision or combination.

(c)            Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) shares of any class of capital stock (other than Common Stock or Common Stock Equivalents), (iii) rights or warrants to subscribe for or purchase any shares of any class of capital stock (other than Common Stock or Common Stock Equivalents) or (iv) any other asset, other than a distribution of Common Stock covered by Section 10(a), (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution (and the Exercise Price thereafter applicable) shall be adjusted (effective on and after such record date) to equal the product of such Exercise Price multiplied by a fraction, (A) the numerator of which shall be the Market Price on such record date less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, which, if the Distributed Property is other than cash or marketable securities, shall be as determined in good faith by the Board of Directors of the Company whose determination shall be described in a board resolution, and (B) the denominator of which shall be the Market Price on such record date.

(d)           Other Issuances.  If the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall issue shares of Common Stock or Common Stock Equivalents, other than Excluded Issuances, entitling any Person to acquire shares of Common Stock, at a price per share (the “New Securities Issuance Price”) less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then the Exercise Price shall be reduced effective concurrently with such issuance to the New Securities Issuance Price. The Company shall notify the Holder in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section, indicating therein the applicable issuance price, or if applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Company's stock option or stock purchase plans. “Excluded Issuances” means (i) Common Stock issued in connection with the conversion or exercise of any  Common Stock Equivalents outstanding on the date of the Purchase Agreement and (ii) issuances of Common Stock and Common Stock Equivalents described in Schedule 2.1(c)(8) to the Purchase Agreement.

(e)           Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions or (iii) there shall occur any merger of another Person into the Company whereby the Common Stock is cancelled, converted or reclassified into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, as a condition to the consummation of such Fundamental Transaction, the Company shall (or, in the case of any Fundamental Transaction in which the Company is not the surviving entity, the Company shall take all reasonable steps to cause such other Person to) execute and deliver to the Holder of this Warrant a written instrument providing that:

(i)           so long as any Warrant remains outstanding, each Warrant, upon the exercise thereof at any time on or after the consummation of such Fundamental Transaction and on such terms and subject to such conditions as shall be nearly equivalent as may be practicable to the provisions set forth in this Warrant, shall be exercisable into, in lieu of Common Stock issuable upon such exercise prior to such consummation, the securities or other property (the “Substituted Property”) that would have been received in connection with such Fundamental Transaction by a holder of the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such Fundamental Transaction, assuming such holder of Common Stock:

(A)      is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person; and

(B)      failed to exercise such Holder’s rights of election, if any, as to the kind or amount of securities, cash and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash or other property receivable in connection with such Fundamental Transaction is not the same for each share of Common Stock held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a “Non-Electing Share”), then, for the purposes of this Section 10(e) , the kind and amount of securities, cash and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(ii)           the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holder in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holder in respect of Common Stock hereunder.

Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10. The above provisions of this Section 10(e) shall similarly apply to successive Fundamental Transactions.

 (f)          Adjustment of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) through (d) of this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price payable for the Warrant Shares immediately prior to such adjustment.

(g)          Calculations. All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(h)           Adjustments. Notwithstanding any provision of this Section 10, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 10(h) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment.

(i)           Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 10, the Company will promptly deliver to the Holder a certificate executed by the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

(j)            Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes, approves, enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

11.            Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the Company shall pay for such fractional shares in cash.

12.            Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13.            Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. Any notice or other communication given by means permitted by this Section 13 shall be deemed given at the time of receipt thereof. The address for such notices or communications shall be as set forth below:

If to the Company:	Sino Gas International Holdings, Inc.
No. 18 Zhong Guan Cun Dong St.
Haidian District
Beijing, PRC 100083
Attn: Mr. Yuchuan Liu
Fax:

If to the Holder:	As set forth in Schedule I to the Purchase Agreement

Or such other address as is provided to such other party in accordance with this Section 13.

           14.            Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any Person resulting from any consolidation to which any new warrant agent shall be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

           15.            Miscellaneous.

       (a)           This Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

       (b)           The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor upon exercise thereof, and (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, free from all taxes, liens, claims and encumbrances and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

       (c)           This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the County of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

       (d)           Neither party shall be deemed in default of any provision of this Warrant, to the extent that performance of its obligations or attempts to cure a breach hereof are delayed or prevented by any event reasonably beyond the control of such party, including, without limitation, war, hostilities, acts of terrorism, revolution, riot, civil commotion, national emergency, strike, lockout, unavailability of supplies, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency, provided that such party gives the other party written notice thereof promptly upon discovery thereof and uses reasonable efforts to cure or mitigate the delay or failure to perform.

       (e)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

       (f)           In case any one or more of the provisions of this Warrant shall be deemed invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:
Name: Yuchuan Liu
Title: Chief Executive Officer

EXHIBIT C

SHAREHOLDER LOCK-UP AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of November 30, 2009 by and between Sino Gas International Holdings, Inc., a Utah corporation (the “Company”), and the persons set forth on the signature pages hereto (each a “Management Shareholder” and collectively, the “Management Shareholders”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

WHEREAS, the Company intends to enter into a private placement financing transaction with certain accredited investors (the “Purchasers”) whereby the Company will sell and issue to the Purchasers, the Company’s 8% Senior Secured Convertible Notes in the aggregate principal amount of up to Ten Million United States dollars (“Dollars”) ($10,000,000), subject to a twenty percent (20%) over-allotment in the Company’s sole discretion.

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), by and among the Company and the Purchasers, and certain other papers, agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”).

WHEREAS, in order to induce the Company and the Purchasers to enter into the Financing Transaction, the Management Shareholders have agreed not to sell any shares of the Company’s Common Stock that such Management Shareholders presently own on the date hereof, or may acquire on or after the date hereof, except in accordance with the terms and conditions set forth herein (collectively, the “Lock-Up Shares”).

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.            Restriction on Transfer; Term. Each Management Shareholder hereby agrees with the Company that such Management Shareholder will not offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “Transfer”), any of the Lock-Up Shares and shall not Transfer such shares until the earlier of (i) two years from the date hereof and (ii) one hundred eighty (180) days following the date on which the Company’s listing on a Major Stock Exchange becomes effective.  Notwithstanding the foregoing, the entry by the Management Shareholders into the Pledge Agreement of even date herewith and the performance by the Management Shareholders of their obligations under such Pledge Agreement shall not be deemed a Transfer in contravention of this Agreement.

2.            Ownership. During the Lock-Up Period, the Management Shareholders shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except as otherwise provided in the Pledge Agreement or the other Transaction Documents whereby any benefits, rights, title or otherwise shall inure to the Purchasers.

3.            Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and/or the Pledge Agreement.

4.            Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by electronic mail or facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced, in the case of facsimile transmissions by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Sino Gas International Holdings, Inc.
No. 18 Zhong Guan Cun Dong St.
Haidian District
Beijing, P.R. China
Attention: Yuchuan Liu, Chairman and CEO

With a copy to:

Jiannan Zhang
Cadwalader, Wickersham & Taft LLP
2301 China Central Place Tower 2
No. 79 Jianguo Road, Beijing 100025, China
Fax: (86-10) 6599-7300

If to the Purchasers, to the addresses listed on Schedule I hereto:

With a copy to:

Axiom Capital Management, Inc.
780 Third Avenue, 43rd floor
New York, NY 10017-2024
Fax: (212) 521-3888
Attention:  Mark D. Martino, President

If to the Management Shareholders, to such Management Shareholder c/o of the Company at the address set forth above.

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

5.            Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto following the prior written consent of the holders of a majority in aggregate principal amount of the Notes.

6.            Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

8.            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9.            Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

10.            Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any Management Shareholder without the prior written consent of the Company and the holders of a majority in aggregate principal amount of the Notes. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.            Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12.            Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, by facsimile or other electronic transmission, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 [SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

SHAREHOLDER

By:
Name:

SHAREHOLDER

By:
Name:

EXHIBIT D-1

The Judge Building Eight East Broadway, Suite 410 Salt Lake City, Utah 84111 (801) 746-6300 (Office) (801) 746-6301 (Fax) www.lhwplaw.com

November 30, 2009

Purchasers
c/o Axiom Capital Management, Inc. as Placement Agent
780 Third Avenue, 43rd Floor
New York, NY 10017-2024

Re:      Securities Purchase Agreement

Ladies and Gentlemen:

We have been retained by Sino Gas International Holdings, Inc., a Utah corporation (the “Company”), to render an opinion in connection with the transactions contemplated by the Securities Purchase Agreement, dated as of November 25, 2009 (the “Securities Purchase Agreement”), between the Company and certain Purchasers (the “Purchasers”), relating to the offer and sale of 8% Senior Secured Convertible Notes in the aggregate principal amount of up to Ten Million U.S. Dollars, subject to a twenty (20%) overallotment (the “Notes”), and warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”). This opinion letter is being delivered pursuant to Section 5.2(c) of the Securities Purchase Agreement. The Securities Purchase Agreement, Notes, Warrants and other documents referenced in the Securities Purchase Agreement, including a Management Lock-Up Agreement, Guaranty, Pledge Agreement, and Voting Agreement, are herein sometimes collectively called the “Transaction Documents.” All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.

In connection with the preparation of this opinion letter, we have examined the Transaction Documents and such other documents and such matters of law and made such inquiries as we have deemed necessary or appropriate for the purposes hereof. As to certain factual matters, we have relied in part upon the representations and warranties of the Company in the Securities Purchase Agreement, certificates of officers of the Company and upon certificates of representative of governmental authorities, and while we believe such reliance is reasonable, we have not conducted an independent review or investigation of such matters. With regard to the opinions expressed in paragraph 1 below, we have relied solely on a Certificate of Good Standing for the Company from the Utah Department of Commerce, Division of Corporations, dated November 24, 2009.

Based upon such review and inquiries, and subject to the assumptions and limitations hereinafter set forth, we are of the opinion that:

1.         The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah.

Board of Directors
Sino Gas International Holdings, Inc.
November 30, 2009

2.         The Company has all necessary corporate power and authority to execute, deliver, enter into and perform its obligations under each of the Transaction Documents and to consummate the transactions contemplated thereby. The execution, delivery, and performance of each of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company.

3.         The Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

4.         The Notes and Warrants to be issued pursuant to the Securities Purchase Agreement have been duly authorized by the Company’s Board of Directors.

5.         The Notes and Warrants, upon issuance and receipt by the Company of the purchase price of the Notes and Warrants from the Purchasers, will constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The shares of Common Stock to be issued upon conversion of the Notes or exercise of the Warrants and the Placement Agent Warrants (as defined in the Securities Purchase Agreement), if converted or exercised in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

6.         The execution and delivery by the Company of the Transaction Documents do not and the consummation of the transactions contemplated thereby will not (A) violate any provision of the Articles of Incorporation or By-laws of the Company, or, to our best knowledge (B) violate any Utah or federal law, statute, rule, regulation, order, judgment or decree of any court or governmental authority which, to our knowledge, is applicable to the Company, or (C) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or require a consent under, any material agreement included or incorporated by reference as an exhibit in the Company’s S-1 Registration Statement filing on November 20, 2009, with the U.S. Securities and Exchange Commission, except for, in the case of clauses (B) and (C), any violation, breach or default which would not reasonably be expected to have a material adverse effect to the Company’s business, operations or financial condition.

7.         Except for filings, authorizations or approvals contemplated by the Securities Purchase Agreement or which may be required under applicable blue sky laws, to our knowledge no authorizations or approvals of, and no filings with, any governmental authority are necessary or required by the Company for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby.

Board of Directors
Sino Gas International Holdings, Inc.
November 30, 2009

8.         Assuming (i) the accuracy of the information and representations and warranties provided by each of the Purchasers in the Transaction Documents including the relevant information with respect to the status of each Purchaser as an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), (ii) that the Placement Agent has complied in all respects with the requirements of Section 4(2) of the Securities Act (including, without limitation, the provisions of Regulation D promulgated thereunder), (iii) the absence of any form of general solicitation or general advertising with respect to the offer or sale of the Notes and Warrants, (iv) the registration or qualification of the Placement Agent as a licensed broker-dealer in each jurisdiction in which the Placement Agent has placed or attempted to place the Notes and Warrants, (v) the observance of all limitations on resale of the Notes and Warrants, and (vi) the timely filing of a Form D with respect to the offer or sale of the Notes and Warrants, to our best knowledge, the issuance and sale of the Notes and Warrants by the Company to the Purchasers is exempt from registration under the Securities Act by virtue of Regulation D promulgated thereunder.

We are attorneys licensed to practice law in the State of Utah. This opinion is limited to matters governed by the federal laws of the United States, the laws of the State of Utah (as to matters addressed in paragraphs 1, 2, 3, 4, 5 and 6 above), in effect on the date hereof, to the extent such laws are involved in the opinions set forth herein, and we express no opinion on any matter governed by the law of any other jurisdiction. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise.

The opinions expressed in paragraph 6 are based on a review of the Articles of Incorporation and By-laws of the Company, a review of material contracts filed by the Company and included or incorporated by reference in the S-1 Registration Statement referenced above, and such information and representations from the Company as we deemed appropriate in the circumstances. We have not undertaken an independent review or investigation of any transactions to which the Company was a party.

We have assumed throughout this opinion (i) that there has been no (and will not be any) fraud in connection with the transactions contemplated by the Securities Purchase Agreement, (ii) the accuracy of the representations and warranties in the Transaction Documents and in the certificates provided to us as to factual matters; and (iii) the accuracy of material contracts included as exhibits to the Company’s S-1 Registration Statement referenced above. The opinions expressed herein are being delivered to you as of the date hereof and we assume no obligations to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein.

Board of Directors
Sino Gas International Holdings, Inc.
November 30, 2009

This opinion letter is limited to the matters set forth herein. No opinion is expressed or may be inferred beyond the matters expressly contained herein. This opinion letter is delivered to you solely in connection with the Transaction Documents, and this opinion letter and the opinions stated herein may not be relied upon for any other purpose or by any person other than the Company or the Purchasers. Accordingly, this opinion letter may not be quoted, filed with any governmental authority or regulatory agency or otherwise circulated or utilized for any purpose without our prior written consent.

Sincerely,

Lewis, Hansen, Waldo & Pleshe, LLC

EXHIBIT D-2

15/F Tower 1, China Central Place No. 81 Jianguo Road, Beijing 100025, China Tel: (86 10) 6584 6688 Fax: (86 10) 6584 6666/6677 http://www.globallawoffice.corn.cn

November 25, 2009

To: The Purchaser listed on Schedule I attached to the Purchase Agreement (as defined below)

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”) and as such are qualified to issue this opinion on the PRC laws, regulations, rules, orders, decrees, guidelines and notices effective as at the date hereof (the “PRC Laws”). We have acted as PRC legal counsel for Sino Gas International Holdings, Inc., a company incorporated under the laws of the State of Utah (the “Company”), its subsidiary, GAS Investment China Co., Ltd., a company organized under the laws of the British Virgin Islands (“Gas BVI”), and each of the Company’s subsidiaries organized under PRC Law, a list of which is set forth on Exhibit A to this opinion (each a “PRC Subsidiary” and collectively, the “PRC Subsidiaries”).

This opinion is issued and delivered pursuant to the Securities Purchase Agreement dated November 25, 2009, between the Company and the Purchaser (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the same meanings ascribed to them in the Purchase Agreement.

For the purposes of this opinion, we have examined relevant documents provided by the Company and/or the PRC Subsidiaries as we consider necessary or appropriate. In examining such documents, we have made the following assumptions:

(a)	that all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to their originals;

(b)	that all documents have been validly authorized, executed and delivered by all of the parties thereto;

(c)
all factual statements in the documents provided to us are accurate and complete. Where important facts were not independently established by us, we have relied upon certificates issued by governmental agencies and representatives of the Company with proper authority, and also upon representations, oral or written, made by the Company, Gas BVI and the PRC Subsidiaries;

1 / 7

(d)	No insolvency proceedings, bankruptcy or liquidation are in force or have been commenced in relation to the PRC Subsidiaries;

(e)	that the signatures, seals and chops on the documents submitted to us are genuine;

(f)	all documents submitted to us are latest without further updates after being submitted to us; and

(g)	Gas BVI, the PRC Subsidiaries and the Company have drawn to our attention all matters relevant to our information requests.

Based on the foregoing examinations and assumptions and our review of the relevant documents, we are of the opinion that:

I.
Each of the PRC Subsidiaries has been duly organized and is validly existing as a company with limited liability under the PRC Laws. Each PRC Subsidiary’s business license is in full force and effect. The articles of association of each PRC Subsidiary comply with the requirements of applicable PRC Laws in all material respects and are in full force and effect. GAS BVI directly or indirectly owns all or partial equity interest in each PRC Subsidiary set forth on Exhibit A hereto.

II.
Each of the Project Agreements, a list of which is set forth on Exhibit B hereto, constitutes a legal, valid and binding obligation of the parties thereto and is enforceable against such parties in accordance with its respective terms and conditions.

III.
To the best of our knowledge, subject to the Purchase Agreement and other provisions contained herein, there are no other outstanding equity interests, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue, or other rights to convert any obligation into, any equity interest in any of the PRC Subsidiaries.

IV.
Subject to the completion of the declaration and filing procedure referred to in Article IX herein and relevant taxation under the PRC Laws, all dividends declared and payable upon the equity interests in Beijing Zhong Ran Wei Ye Gas Co., Ltd. may, under PRC Laws, be paid to Gas BVI in Renminbi that may be converted into U.S. dollars and transferred out of the PRC.

V.
To the best of our knowledge, subject to the Purchase Agreement and other provisions contained herein, no PRC Subsidiary is (X) in violation of its articles of association, business licenses or permits or (Y) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any legal documents known to us to which it is a party or by which it or any of its properties may be bound.

2 / 7

VI.
To the best of our knowledge, there are no legal, arbitration or governmental proceedings in the PRC pending to which any PRC Subsidiary is a party or of which any property of any of them is the subject; and, to the best of our knowledge, no such proceedings are threatened or contemplated by any governmental agency or other parties in the PRC.

VII.
To the best of our knowledge, the issue and sale of the securities being sold under, and the compliance by the Company with all of the provisions of, the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), and the consummation of the transactions therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any legal documents known to us to which any PRC Subsidiary is a party or by which PRC Subsidiary is bound.

VIII.
No governmental authorization of or with any governmental agency in the PRC is required for the issue and sale of the securities or the consummation of the transactions contemplated by the Purchase Agreement, except such governmental authorizations as have been duly obtained in compliance with the PRC Laws and are in full force and effect.

IX.
According to the documents and information that we have received from the Company, Mr. Liu Yu Chuan, who is a PRC individual resident, has made the requisite declaration and filing with the local branch of the State Administration of Foreign Exchange (“SAFE”) in connection with his ownership of share capital of the Company. There are other PRC individual resident shareholders of the Company who need to complete the requisite declaration and filing with the local branch of SAFE in accordance with relevant PRC Laws; however, as of the date hereof,we have not received any document indicating that the said declaration and filing for such shareholders have been completed.

This opinion is rendered only with respect to the current prevailing PRC Laws and we have made no investigations in any other jurisdiction and no opinion is expressed or implied as to the laws of any other jurisdiction. Additionally, we take no responsibility to update this opinion after the date hereof.

This opinion is given solely for the benefit of the persons to whom it is addressed. It may not, without our prior written permission, be relied upon by anyone else.

3 / 7

Yours faithfully,

Global Law Office

4 / 7

EXHIBIT A

List of PRC Subsidiaries

1.       Beijing Zhong Ran Wei Ye Gas Co., Ltd.
2.       Beijing Chenguang Gas Co., Ltd.
3.       Hengshui Weiye Gas Co., Ltd.
4.       Hebei Jiushun Gas Appliances Sale Co., Ltd.
5.       Xingtang County Weiye Gas Co., Ltd.
6.       Sihong Weiye Gas Co., Ltd.
7.       Longyao County Zhongran Weiye Gas Co., Ltd.
8.       Changli Weiye Gas Co., Ltd.
9.       Baishan City Weiye Gas Co., Ltd.
10.     Nangong City Weiye Gas Co., Ltd.
11.     Yu County Jinli Gas Co., Ltd
12.     Gucheng Weiye Gas Co., Ltd
13.     Wuqiao County Gas Co., Ltd.
14.     Langfang Development Zone Weiye Dangerous Articles Transportation Co., Ltd.
15.     Xinhe County Weiye Gas Co., Ltd.
16.     Jinzhou City Weiye Gas Co., Ltd.
17.     Pei County Weiye Gas Co., Ltd.
18.     Wuhe County Weiye Gas Co., Ltd.
19.     Guannan County Weiye Gas Co., Ltd.
20.     Yutian County Zhongran Weiye Gas Co., Ltd.
21.     Zhangjiakou City Xiahuayuan Jinli Gas Co., Ltd.
22.     Sixian Weiye Gas Co., Ltd.
23.     Ningjin County Weiye Gas Co., Ltd.
24.     Linzhang County Weiye Gas Co., Ltd.
25.     Shenzhou Weiye Gas Co., Ltd.

5 / 7

EXHIBIT B

List of Project Agreements

1.	Franchise Agreement on Pipe Gas of Guannan County dated July 15, 2005 entered into between People’s Government of Guannan County and Guannan County Zhongyuan Natural Gas Development Co., Ltd;
2.	Franchise Agreement on Peicheng Pipe Gas Project of Pei County dated July 22, 2005 entered into between Construction Bureau of Pei County and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
3.	Municipal Gas Development Agreement dated July 2, 2004, entered into between Construction Bureau of Changli County and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
4.	Municipal Gas Development Contract dated May 26, 2004, entered into between Town Government of Taishitun, Miyun County, Beijing City and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
5.	Municipal Public Utility Franchise Agreement dated November 27, 2003, entered into between Construction Bureau of Yutian County and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
6.	Franchise Agreement on Pipe Gas of Yu County, Zhangjiakou City dated December 26, 2006, entered into between Public Utility Administration Section of Yu County and Yu County Jinli Gas Co., Ltd.;
7.
Franchise Agreement on Pipe Gas of Xiahuayuan District, Zhangjiakou City dated December 27, 2006, entered into between Construction Bureau of Xiahuayuan District, Zhangjiakou City and Zhangjiakou City Xiahuayuan Jinli Gas Co., Ltd.;

8.	Exclusive Operation Agreement on Pipe Gas of Gangshang Village dated August 20, 2007, entered into between Village Committee of Gangshang Village and Beijing Chenguang Gas Co., Ltd.;
9.
Co-operative Development Agreement on Natural Gas Project of Xinji City dated May 30, 2006, entered into between Xinji City Liquefied Gas Co., Ltd. and Beijing Chenguang Gas Co., Ltd. witnessed by Construction Bureau of Xinji City;

10.	Contract on Development of Pipe Natural Gas Project of Sihong County dated July 23, 2004, entered into between Construction Bureau of Sihong County and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
11.	Franchise Agreement on Pipe Gas of Si County dated April 28, 2007, entered into between Municipal Administration Bureau of Si County and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
12.	Franchise Agreement on Municipal Pipe Gas dated August 17, 2006, entered into between Construction Bureau of Wuhe County and Beijing Zhong Ran Wei Ye Gas Co., Ltd.
13.	Municipal Gas Development Agreement dated November 1, 2003, entered into between Construction Bureau of Jinzhou City and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;

6 / 7

14.
Municipal Gas Development Agreement dated August 25, 2003, entered into between Construction Bureau of Linzhang County and Beijing Zhong Ran Wei Ye Investment Co., Ltd. (previous name of Beijing Zhong Ran Wei Ye Gas Co., Ltd.);

15.
Municipal Gas Development Agreement dated January 12, 2004, entered into between Construction Bureau of Longyao County and Beijing Zhong Ran Wei Ye Investment Co., Ltd. (previous name of Beijing Zhong Ran Wei Ye Gas Co., Ltd.);

16.	Municipal Gas Development Agreement dated September 2005, entered into between Construction Bureau of Nangong City and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
17.
Municipal Gas Development Agreement dated August 8, 2003, entered into between Construction Bureau of Ningjin County and Beijing Zhong Ran Wei Ye Investment Co., Ltd. (previous name of Beijing Zhong Ran Wei Ye Gas Co., Ltd.);

18.	Municipal Gas Development Agreement dated February 21, 2004, entered into between Construction Bureau of Shenzhou City and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
19.
Municipal Gas Development Agreement dated January 8, 2004, entered into between Government of Wentang Town, Pingshan County and Beijing Zhong Ran Wei Ye Investment Co., Ltd. (previous name of Beijing Zhong Ran Wei Ye Gas Co., Ltd.);

20.
Municipal Gas Development Agreement dated August 29, 2003, entered into between Construction Bureau of Wuqiao County, Hebei Province and Beijing Zhong Ran Wei Ye Investment Co., Ltd. (previous name of Beijing Zhong Ran Wei Ye Gas Co., Ltd.);

21.
Municipal Gas Development Agreement dated September 19, 2003, entered into between Urban and Suburban Construction Bureau of Xinhe County and Beijing Zhong Ran Wei Ye Investment Co., Ltd. (previous name of Beijing Zhong Ran Wei Ye Gas Co., Ltd.);

22.	Agreement on the Development of Pipe Natural Gas of Xingtang County dated August 27, 2003 and Beijing Zhong Ran Wei Ye Investment Co., Ltd. (previous name of Beijing Zhong Ran Wei Ye Gas Co., Ltd.);
23.	Franchise Agreement on Pipe Gas of Zaoqiang County, Hebei Province dated June 20, 2006, entered into between Construction Bureau of Zaoqiang County and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
24.	Municipal Gas Development Agreement dated April 7, 2005, entered into between Construction Bureau of Gucheng County and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
25.	Franchise Agreement on Pipe Gas of Jize County, Hebei Province dated March 12, 2008, entered into between Construction Bureau of Jize County, Hebei Province and Beijing Zhong Ran Wei Ye Gas Co., Ltd.;
26.	Franchise Agreement on Pipe Gas of Baishan City dated July 9, 2007, entered into Real Estate Administration Bureau of Baishan City and Beijing Zhong Ran Wei Ye Gas Co., Ltd.

7 / 7

EXHIBIT E

FORM OF GUARANTY

GUARANTY, dated as of November 30, 2009 (this “Guaranty”), made by the signatory hereto (together with any other entity that may become a party hereto as provided herein, (each, a “Guarantor”), in favor of the purchasers signatory (the “Purchasers”) to certain Securities Purchase Agreements, dated on or after the date hereof, by and among, inter alia, Sino Gas  International Holdings, Inc., a Utah corporation (the “Company”) and the Purchasers party thereto (the “Purchase Agreements”). Capitalized terms not otherwise defined shall have the meaning set forth in the Purchase Agreements.

WITNESSETH:

WHEREAS,   the Company shall issue and sell to the Purchasers, as provided in the Purchase Agreements, and the Purchasers shall purchase up to Ten Million Dollars ($10,000,000) of the Notes and Warrants (subject to a 20% over-allotment provision);

WHEREAS, the Guarantor is the Chairman, Chief Executive Officer and largest shareholder of the Company and will therefore derive substantial benefits from the issuance and sale of the Notes and the Warrants; and

WHEREAS, the Company has agreed to pledge 10,000,000 common shares of GAS Investment China co., Ltd, a corporation organized under the laws of the British Virgin Islands (the “BVI Company”), representing all of the outstanding shares of the BVI Company owned by the Company pursuant to a Pledge Agreement dated as of the date hereof upon the expiration of the lock-up agreement pursuant to which such shares are currently encumbered (the “Pledge Agreement”).

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreements and to carry out the transactions contemplated thereby, each Guarantor hereby guarantees as follows:

1.           Guaranty.

1.1                      Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with any other Guarantor, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the obligations of the Company under the Purchase Agreements, the Pledge Agreement and the Notes (collectively, the “Obligations”) now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of the Company, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise (such obligations, to the extent not paid by the Company being the “Guaranteed Obligations”), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by the Collateral Agent (as defined in the Pledge Agreement) and the Purchasers in enforcing any rights under the guaranty set forth herein.  Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to Collateral Agent and the Purchasers, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving the Company.

1.2                      Guaranty Absolute.  Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Collateral Agent or the Purchasers with respect thereto.  The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against the Company or any other Guarantor or whether Company or any other Guarantor is joined in any such action or actions.  The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)         any lack of validity or enforceability of the Notes or any agreement or instrument relating to any Guaranteed Obligation;

(b)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or otherwise;

(c)         any taking, exchange, release, subordination or non-perfection of any Collateral (as defined in the Pledge Agreement), or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)         any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of the Company; or

(e)         any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Collateral Agent or the Company that might otherwise constitute a defense available to, or a discharge of, the Company or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Collateral Agent, any Purchaser or any other entity upon the insolvency, bankruptcy or reorganization of the Company or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

1.3       Waiver.  Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Collateral Agent or the Purchasers exhaust any right or take any action against the Company or any other person or entity or any Collateral.  Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 1.3 is knowingly made in contemplation of such benefits.  Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

1.4       Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, the Purchase Agreements and Notes, (b) be binding upon Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Purchasers and their successors, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Purchaser may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Collateral Agent or Purchaser herein or otherwise.

1.5        Subrogation.  No Guarantor will exercise any rights that it may now or hereafter acquire against the Collateral Agent or any Purchaser or other Guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Collateral Agent or any Purchaser or other Guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash.

1.6       Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by the Purchasers from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

2.           Miscellaneous.

2.1           Expenses.  Guarantor shall pay to the Collateral Agent and the Purchasers, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which they may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Collateral Agent or the Purchasers hereunder or with respect to any or all of the Obligations.

2.2           Waivers, Amendment and Remedies.  No course of dealing by the Purchasers and no failure by the Collateral Agent or the Purchasers to exercise, or delay by the Collateral Agent or any Purchaser in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent or any Purchaser.  No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the holders of a majority of the outstanding Notes or the Holder or Holders against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The rights, remedies and powers of the Collateral Agent and the Purchasers, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent and the Purchasers from time to time in such order as they may elect.

2.3           Notices.  All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Guarantor, to:

Sino Gas International Holdings, Inc.
No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing, P.R. China
Attention: Yuchuan Liu, Chairman and CEO

With a copy to:

Jiannan Zhang
Cadwalader, Wickersham & Taft LLP
2301 China Central Place Tower 2
No. 79 Jianguo Road, Beijing 100025, China
Fax: (86-10) 6599-7300

To Purchasers:                   To the addresses and telecopier numbers set
forth in the Purchase Agreements

With a copy by telecopier only to:

To the Collateral Agent:

Salvatore M. Di Costanzo, Esq.
McMillan, Constabile, Maker & Perone, LLP
2180 Boston Post Road
Larchmont, New York 10538
Telephone: (914) 834-3500
Facsimile: (914) 834-0620

Any party may change its address by written notice in accordance with this paragraph.

2.4           Term; Binding Effect.  This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Purchasers and their respective successors and assigns.  All the rights and benefits granted by Guarantor to the Collateral Agent and Purchasers hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and the Purchasers.  Upon the payment in full of the Obligations, (i) this Guaranty shall terminate and (ii) the Purchasers will, upon Guarantor's request and at Guarantor's expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

2.5           Captions.  The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

2.6           Governing Law; Venue; Severability.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law.  Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Guarantor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.  This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of the Collateral Agent or the Purchasers, may be enforced against Guarantor by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which the Collateral Agent or the Purchasers and Guarantor are parties or which Guarantor delivered to the Purchasers or the Collateral Agent, which may be convenient or necessary to determine Collateral Agent’s and Purchasers’ rights hereunder or Guarantor’s obligations are deemed a part of this Guaranty, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guaranty.

2.7           Satisfaction of Obligations.  For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when either the Obligations have been indefeasibly paid in cash or all outstanding Notes have been converted to common stock pursuant to the terms of the Notes and the Purchase Agreements.

2.8           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

[THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty, as of the date first written above.

“GUARANTOR”

By:
Yuchuan Liu

This Guaranty Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

EXHIBIT F

EXHIBIT G

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT is made as of the 30 day of November, 2009, by and among Investwide Capital LLC and LP and Jayhawk Private Equity Fund, LP (the “Lead Investor”) and the shareholders listed on the signature pages hereto (the “Shareholders”).

WHEREAS, in order to induce the various purchasers (the “Purchasers”) of the 8% Senior Secured Convertible Notes  (the “Notes”) of Sino Gas International Holdings Inc. (the “Company”) to purchase the Notes, the Shareholders have agreed to execute this Voting Agreement pursuant to the terms and conditions set forth below; and

NOW, THEREFORE, it is hereby agreed as follows:

1.           Agreement to Vote. Each of the Shareholders agrees to vote, or cause to be voted, at any meeting of stockholders of the Company all shares of Common Stock of the Company owned by such Shareholder or any entity affiliated with such Shareholder (“Subject Securities”), or act by written consent of stockholders in lieu of any such meeting, as the case may be, in favor of the election to the Board of Directors of the Company of one person designated by the Lead Investor on behalf of the Purchasers.

2.           Grant of Irrevocable Proxy. EACH SHAREHOLDER HEREBY IRREVOCABLY GRANTS TO, AND APPOINTS, [LEAD INVESTOR] AS SUCH SHAREHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF SUCH SHAREHOLDER, TO VOTE ALL SUCH SHAREHOLDER’S SUBJECT SECURITIES (OWNED OF RECORD OR BENEFICIALLY), OR GRANT A CONSENT OR APPROVAL IN RESPECT OF SUCH SUBJECT SECURITIES WITH VOTING POWER, IN FAVOR OF THE ELECTION TO THE COMPANY’S BOARD OF DIRECTORS OF ONE PERSON DESIGNATED BY [LEAD INVESTOR]. Each Shareholder represents that any proxies heretofore given in respect of such Shareholder’s Subject Securities are not irrevocable, and that all such proxies are hereby revoked. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given to secure the performance of such Shareholder’s duties under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy set forth in this Section 2 is coupled with an interest and may under no circumstances be revoked unless and until this Agreement is terminated in accordance with Section 3 of this Agreement. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of applicable law.

3.           Termination. This Agreement and all rights granted hereby shall terminate and will cease to be of any further force or effect when less than $1,000,000 of the Notes remain outstanding.

4.           Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

5.           Enforceability/Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement, so as to make effective and enforceable the intent of this Agreement.

6.           Representations by Shareholders. Each Shareholder hereby represents and warrants, severally and not jointly, that the execution and delivery of this Agreement and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation, or to loss of a material benefit under, or result in the creation of any lien in or upon any of the Subject Securities under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) any contract, agreement or instrument to which he is a party or (B) any statute, law, ordinance, rule or regulation or judgment, order, writ, injunction, stipulation or decree, in each case, applicable to him, other than any such conflicts, violations, breaches, defaults, rights, losses, liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect his ability to perform his obligations under this Agreement.

7.           Further Assurances. Each Shareholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Lead Investor may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the irrevocable proxies set forth in Section 2.

8.           Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment in violation of this Section 8 shall be void.  Subject to the preceding sentences of this Section 8, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

9.           Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to contracts among New York residents entered into and to be performed entirely within New York.

10.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A telephone line facsimile transmission or an electronic transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

SHAREHOLDERS: